Exhibit 32.2

Certification of Chief Financial Officer

In connection with the Quarterly Report of Altra Holdings, Inc. (the “Company”) on Form 10-Q for the period ended September 26, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christian Storch, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Christian Storch
Name:     Christian Storch

Title:	Vice President and Chief Financial Officer

Date: November 4, 2009